Exhibit 99.1

CONTACT:
Greg Weaver, Chairman, CEO (714) 414-4000
Carl Womack, Chief Financial Officer (714) 414-4003

FOR IMMEDIATE RELEASE

PACIFIC SUNWEAR REPORTS SECOND QUARTER
NET INCOME INCREASES 44% TO $19.3 MILLION,
YEAR TO DATE NET INCOME UP 60%

     ANAHEIM, CA/August 9, 2004 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today reported record results for the second quarter ended July 31, 2004. Net income for the second quarter increased 44% to $19.3 million, or $.25 per share, basic and diluted, compared to $13.4 million, or $.18 per share, basic, and $.17 per share, diluted, for the second quarter of fiscal 2003.

     Total sales for the second quarter (thirteen weeks) ended July 31, 2004 were $274.8 million, an increase of 17.2% over total sales of $234.4 million for the second quarter of fiscal 2003 (thirteen weeks). Company same-store sales increased 6.8% in the second quarter of fiscal 2004 with PacSun same store sales up 7.2% and d.e.m.o. same store sales up 3.0%.

     “I am pleased to report that we had a great second quarter with earnings up 44% over last year,” stated Greg Weaver, Chairman and CEO. “Same store sales increased 6.8% for the quarter which helped to drive earnings. Operating margins grew very substantially in the quarter to 11.2% of sales versus 9.2% last year. In the first half, we opened 70 net new stores and are on plan to open a total of 110 new stores for the year. We are pleased with our back-to-school assortments and are optimistic as we enter the back half of the year.”

     “Our same store sales guidance for the third and fourth quarter is for same store sales growth of 5% in each quarter. We are comfortable with the current consensus earnings per share estimates of analysts for the third and fourth quarter of fiscal 2004 of $.38 and $.52, respectively. This takes our full year fiscal 2004 earnings per share guidance to $1.34.”

     “For 2005, we plan to open approximately 120 net new stores which will include approximately 10 new PacSun Outlet stores, approximately 70 new PacSun stores and approximately 40 new d.e.m.o. stores. We also plan to expand/relocate 30-35 of our most productive stores to larger locations in 2005. This equates to square footage growth of approximately 14% for fiscal 2005,” concluded Mr. Weaver.

     Net income for the first half of fiscal 2004 was $34.3 million, or $.44 per share, basic, and $.43 per share, diluted, an increase of 60% over net income of $21.4 million, or $.28 per share, basic and diluted, for the first half of fiscal 2003. Total sales for the first half (twenty-six weeks) of fiscal 2004 were $519.9 million, an increase of 20.2% over total sales of $432.7 million for the first half (twenty-six weeks) of fiscal 2003. Company same store sales increased 9.5% for the first half of fiscal 2004 with PacSun same store sales up 10.1% and d.e.m.o. same store sales up 4.6%.

- MORE -

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

     Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of July 31, 2004, the Company operated 717 PacSun stores, 82 PacSun outlet stores and 148 d.e.m.o. stores for a total of 947 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

     The matters discussed in this news release with respect to back-to-school assortments, earnings per share guidance and same store sales assumptions for: third quarter fiscal 2004, fourth quarter fiscal 2004 and full year fiscal 2004; and new store opening and growth plans for fiscal 2004 and 2005 are forward-looking statements that involve risks and uncertainties, including changes in customer demands and preferences, competition from other retailers, higher than anticipated costs and uncertainties generally associated with apparel retailing. The historical results achieved are not necessarily indicative of future prospects of the company. More information on factors that could affect the company’s financial results is included in the company’s Report on Form 10-K for the year ended January 31, 2004 and subsequent periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to update our forward-looking statements to reflect new information or events or for any other reason.

     Pacific Sunwear of California Inc. releases are available on Pacific Sunwear’s Corporate News on the Net site at http://www.businesswire.com/cnn/psun.htm.

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENT OF INCOME
(unaudited)
(in $ thousands, except share and per share data)

	Second Quarter Ended		First Half Ended
	JUL. 31,	AUG. 2,	JUL. 31,	AUG. 2,
	2004	2003	2004	2003
Net sales	274,797	234,392	$519,928	$432,723
Gross margin	94,820	79,834	178,391	143,689
Selling, G&A expenses	64,061	58,180	124,011	109,141

Operating income	30,759	21,654	54,380	34,548
Interest income, net	316	69	773	129

Income before taxes	31,075	21,723	55,153	34,677
Income tax expense	11,750	8,343	20,854	13,318

Net income	$19,325	$13,380	$34,299	$21,359

Net income per share, basic *	$0.25	$0.18	$0.44	$0.28

Net income per share, diluted *	$0.25	$0.17	$0.43	$0.28

Weighted avg. shares outstanding, basic *	76,322,161	75,885,641	77,239,966	75,205,094

Weighted avg. shares outstanding, diluted *	77,911,595	78,104,037	79,035,717	77,331,519

*	Prior year shares outstanding and earnings per share have been adjusted for the three-for-two stock split effected August 25, 2003.

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in $ thousands)

	JUL. 31,	JAN. 31,	AUG. 2,
	2004	2004	2003
ASSETS
Current assets:
Cash & cash equivalents	$34,544	$142,840	$62,836
Short-term investments	50,224	33,035	—
Inventories	213,833	147,751	186,033
Other current assets	34,130	29,910	28,438

Total current assets	332,731	353,536	277,307
Property and equipment, net	214,713	203,644	201,279
Other long-term assets	18,746	18,081	16,061

Total assets	$566,190	$575,261	$494,647

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$115,669	$93,634	$109,977
Income taxes payable	9,192	15,024	—
Current portion of long-term debt and capital leases	1,980	1,886	2,101

Total current liabilities	126,841	110,544	112,078
Long-term portion of debt and capital leases	934	1,455	2,410
Other long-term liabilities	35,643	34,500	24,779

Total liabilities	163,418	146,499	139,267
Total shareholder’s equity	402,772	428,762	355,380

Total liabilities and shareholders’ equity	$566,190	$575,261	$494,647

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited)
(in $ thousands)

	FOR THE FIRST HALF ENDED
	JUL. 31,	AUG. 2,
	2004	2003
Cash flows from operating activities:
Net income	$34,299	$21,359
Depreciation & amortization	19,396	17,752
Loss on disposal of property and equipment	2,448	1,085
Tax benefits related to exercise of stock options	2,906	10,127
Changes in operating assets and liabilities:
Inventories	(66,082)	(62,600)
Accounts payable and accrued expenses	24,122	44,696
Income taxes and deferred income taxes	(5,832)	(10,708)
Other assets and liabilities	(3,743)	661

Net cash provided by operating activities	7,514	22,372
Cash flows from investing activities:
Purchases of short-term investments	(19,829)	—
Maturities of short-term investments	2,640	—
Increase in accrued capital expenditures	2,766	2,303
Purchases of property and equipment	(32,407)	(18,603)

Net cash used in investing activities	(46,830)	(16,300)
Cash flows from financing activities:
Repurchases of common stock	(74,931)	—
Proceeds from exercise of stock options	6,883	21,503
Repayments under long-term debt and capital leases	(932)	(1,177)

Net cash (used in)/provided by financing activities	(68,980)	20,326

Net (decrease)/increase in cash and cash equivalents	(108,296)	26,398
Cash and cash equivalents, beginning of period	142,840	36,438

Cash and cash equivalents, end of period	$34,544	$62,836

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	JUL. 31,	AUG. 2,
	2004	2003
Stores open at beginning of fiscal year	877	791
Stores opened during first half	74	51
Stores closed during first half	(4)	(3)

Stores open at end of second quarter	947	839

PacSun stores	717	650
Outlet stores	82	75
d.e.m.o. stores	148	114

Total stores	947	839

Total square footage at end of period (in thousands)	3,266	2,844

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000